UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN SHARED HOSPITAL SERVICES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERICAN SHARED HOSPITAL SERVICES

601 Montgomery Street, Suite 850

San Francisco, California 94111

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

June 24, 2026

On April 30, 2026, American Shared Hospital Services (the “Company”) filed its Definitive Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for the Company’s 2026 Annual Meeting of Shareholders to be held on June 24, 2026 (the “Annual Meeting”). This supplement (this “Supplement”) amends and supplements the Proxy Statement and is being filed solely to correct an administrative error on page 48 of the Proxy Statement in the table setting forth the fees billed by the Company’s independent registered public accounting firm, which inadvertently included fee information for fiscal year 2023 instead of fiscal year 2024. The corrected disclosure is set forth below.

This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting. Except as specifically amended by this Supplement to make the correction set forth below, this Supplement does not otherwise modify or supplement the Proxy Statement in any manner, and all information set forth in the Proxy Statement remains unchanged and continues to apply.

This Supplement, dated May 6, 2026, is being filed with the SEC and made available to the Company’s shareholders on or about May 7, 2026. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement.

Change to the Proxy Statement

The following table replaces the table set forth on page 48 of the Proxy Statement to correct the fees reflected for fiscal year 2024. Except for the corrections to such fees, no other changes have been made to the table or the accompanying footnotes.

The aggregate fees billed by Baker Tilly US, LLP and their respective affiliates (including Moss Adams LLP, as applicable) for professional services performed for 2025 and 2024 are as follows:

		Audit-
	Audit Fees	Related		All Other
	(1)	Fees (2)	Tax Fees (3)	Fees (4)	Total Fees
2025	$915,075	--	--	--	$915,075
2024	$735,716	$--	$16,247	$--	$751,963

(1)

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees: Consists of fees generally related to accounting advice, review of SEC comment letters, and other compliance issues.

(3)	Tax Fees: Consists of tax compliance and preparation and other tax services.

(4)	All Other Fees: Consists of fees for all other services other than those reported above.

Important Voting Information

Proxy cards and voting instructions previously returned by shareholders and votes previously cast by shareholders will remain valid and will be used at the Annual Meeting unless changed or revoked.

If you have already voted, submitted voting instructions, or returned your proxy card, you do not need take any action unless you would like to change or revoke your prior vote, voting instructions, or proxy card. Please refer to the Proxy Statement for information regarding how to vote your shares and how to change or revoke your prior vote, voting instructions, or proxy card.